UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	June 20, 2008
(Date of earliest event reported):	June 17, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, Fulton Financial Corporation (the “Company”) awarded stock options and restricted stock under the Company’s 2004 Stock Option and Compensation Plan (“Plan”) to certain of its officers, including the awards to the Company’s executive officers listed below:

R. Scott Smith, Jr. – 19,734 stock options and 3,266 shares of restricted stock

Charles J. Nugent – 15,444 stock options and 2,556 shares of restricted stock

James E. Shreiner – 10,296 stock options and 1,704 shares of restricted stock

E. Philip Wenger – 10,296 stock options and 1,704 shares of restricted stock

Craig H. Hill – 10,296 stock options and 1,704 shares of restricted stock

The grant date for the stock options and restricted stock awards will be July 1, 2008. The option price of the stock options shall be set in accordance with the terms of the Plan. The restricted stock awards shall cliff vest three years after the grant date on July 1, 2011 and the stock option grants shall be exercisable one-third on July 1, 2009, one-third on July 1, 2010 and the remaining one-third on July 1, 2011.

The form of the Stock Option agreement and the form of the Restricted Stock agreement used by the Company in connection with these awards are attached as exhibits 10.1 and 10.2 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1	Form of Stock Option Agreement
10.2	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

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